SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): December 18, 2003

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA	92009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of K2 Inc.’s announcement regarding an update to forward-looking statements relating to the full-year 2003 and the fourth quarter 2003 as well its announcement relating to forward-looking statements relating to first quarter 2004 and full-year 2004.

This information is furnished pursuant to Item 9, “Regulation FD Disclosure”. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2003	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel
Senior Vice President and Chief Financial Officer

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